UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 5, 2009
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION
On February 5, 2009, Dick’s Sporting Goods, Inc. issued a press release relating to the charge described below in Item 2.06 of this report, which will be included in the financial results of Dick’s Sporting Goods for the fiscal quarter and year ended January 31, 2009, and certain other information that is furnished as Exhibit 99.1 hereto. The information in the release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
ITEM 2.06. MATERIAL IMPAIRMENTS
On February 3, 2009, the Audit Committee of the Board of Directors of Dick’s Sporting Goods, Inc. concurred with Dick’s management’s conclusion that an estimated charge for impairment of goodwill and other intangible assets related to the Company’s acquisition of Golf Galaxy will need to be recorded.
The Company is required to assess the carrying value of goodwill and other intangible assets annually or whenever circumstances indicate that a decline in value may have occurred. Based on macroeconomic factors impacting the specialty golf business and recent and forecasted specialty golf operating performance, the Company determined that indicators of potential impairment were present during the fiscal quarter ended January 31, 2009. As a result, the Company assessed the carrying value of goodwill and intangible assets with indefinite lives for impairment acquired in its purchase of Golf Galaxy. The measurement of impairment of goodwill and indefinite life intangible assets consists of two steps, which require the Company to determine the fair value of Golf Galaxy and to allocate that fair value to Golf Galaxy’s individual assets and liabilities, similar to a purchase price allocation. The Company currently estimates that it will record a total non-cash charge of approximately $140 to 150 million in its fiscal quarter ended January 31, 2009 attributable to the impairment of Golf Galaxy’s goodwill and other indefinite life intangible assets. The Company is in the process of completing the above assessments and its estimate is subject to change based upon completion of the impairment testing process.
This impairment is not expected to result in any future cash expenditures.
The Company has also concluded that it will record a non-cash impairment charge in the fiscal quarter ended January 31, 2009 in connection with certain underperforming Dick’s Sporting Goods, Golf Galaxy and Chick’s Sporting Goods stores. The non-cash charge is currently estimated to be approximately $25 to 30 million. Management concluded on February 3, 2009 that, based on its review of the current and projected performance of these stores, the carrying value of these stores exceeds their estimated fair values. This impairment is not expected to result in changes in any future cash expenditures.
The above impairment charges do not affect the Company’s current cash position.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
Exhibit 99.1     Press release dated February 5, 2009 by Dick’s Sporting Goods, Inc. furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: February 5, 2009	By:	/s/ Timothy E. Kullman
Name: Timothy E. Kullman
Title: Executive Vice President, Finance, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release